                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Jefferson-Pilot Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Jefferson-Pilot Logo

                          JEFFERSON-PILOT CORPORATION
                            100 North Greene Street
                        Greensboro, North Carolina 27401

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           MEETING DATE: MAY 7, 2001

Dear Shareholder:

You are cordially invited to attend our 2001 Annual Meeting of Shareholders. We will meet in Jefferson Pilot's offices in Greensboro on Monday, May 7, 2001, at 10:00 A.M.

The matters we will be acting on at the meeting are described in the attached Notice of Meeting and Proxy Statement.

Jefferson Pilot's activities and performance during 2000 are reviewed in the enclosed Summary Annual Report and Financial Supplement.

Your vote is important. I urge you to vote your shares by proxy, even if you plan to attend the meeting. This will ensure that your shares are voted. Please fill out, sign and return your proxy card promptly.

On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

/s/ David A. Stonecipher

David A. Stonecipher
Chairman, President and CEO

March 23, 2001

Jefferson-Pilot Logo

                          JEFFERSON-PILOT CORPORATION

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

DATE:   MONDAY, MAY 7, 2001
TIME:   10:00 A.M.
PLACE:  FOURTH FLOOR, JEFFERSON-PILOT BUILDING
        100 NORTH GREENE STREET
        GREENSBORO, NORTH CAROLINA

At our Annual Meeting of Shareholders we will ask you to:

     (1) elect three persons as Class III directors, each for a term of three years; and

     (2) transact any other business properly brought before the meeting or any adjournment of the meeting.

If you were a shareholder of record at the close of business on March 5, 2001, you may vote at our Annual Meeting or any adjournment of the meeting.

Please promptly complete, date, sign and return the enclosed proxy card. You may revoke your proxy at any time before it is voted at the meeting.

On behalf of the Board of Directors,

/s/ Robert A. Reed

Vice President and Secretary                                      March 23, 2001

--------------------------------------------------------------------------------

CONTENTS
Proxy Solicitation and Voting Information...................    3
Proposal I -- Election of Directors.........................    4
Stock Ownership.............................................    7
Executive Compensation......................................    8
Audit Committee Report......................................   15
Other Information...........................................   16
Exhibit A -- Audit Committee Charter........................   18

PROXY STATEMENT

PROXY SOLICITATION AND VOTING INFORMATION

WHO IS ENTITLED TO VOTE?

Shareholders of record at the close of business on March 5, 2001, the Record Date, may vote at the meeting. Each share of common stock is entitled to one vote on each voting matter.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum for transacting business. On the Record Date, outstanding shares were 102,223,049.

HOW DO I VOTE?

The enclosed proxy is solicited by our Board of Directors. To vote, please complete, sign and date each proxy card you receive and return it in the prepaid envelope. Proxies will be voted if properly signed, received prior to the close of voting at the meeting and not revoked. Where you specify a choice with respect to any matter, your shares will be voted as you specify. Unless you otherwise specify on the proxy, properly executed proxies which are returned in a timely manner will be voted for all nominees for director and in accordance with the best judgment of the proxy holders, in the interest of the Corporation, on any other matters properly brought before the meeting.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

Proxies represent shares held of record by registered shareholders. They also represent full and fractional shares held under our Dividend Reinvestment Plan, under our 401(k)/TeamShare Plan for employees and career agents, under our Agents' Retirement Plan and under the Thrift Savings Plan and Trust covering Omaha employees, where the registrations are the same. If you do not give voting instructions for your benefit plan shares, your Plan shares will be voted in the same proportion as shares for which other participants in that Plan give instructions.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

Yes. If you are a registered shareholder (that is, you hold stock certificates registered with our transfer agent in your own name or with others) you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held in "street name," please check your proxy voting form or contact your broker or other nominee to ask if you can vote by telephone or electronically. Brokers and other nominees can vote electronically through their depositaries.

HOW CAN I REVOKE MY PROXY?

After you return a proxy you may revoke it at any time before its use. To revoke it, you may (1) deliver a written notice of revocation to our corporate secretary, (2) submit a properly executed, subsequently-dated proxy or (3) vote in person at the meeting.

WHO WILL COUNT THE VOTE?

Representatives of Georgeson Shareholder Communications Inc. will count the vote, and Georgeson will serve as Inspector of Election.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?

The nominees receiving the highest number of votes will be elected directors. Approval of any other proposal requires a majority of the votes cast by shareholders on the proposal. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions, broker non-votes or failure to vote are disregarded in tabulating voting results. Shareholders may not cumulate their votes.

WILL ANY SHAREHOLDER PROPOSALS BE PRESENTED AT THE MEETING?

No. Our By-Laws require advance written notice to our corporate secretary at least 90 days before the meeting, of any resolution to be presented at the meeting. He has not received any such notice.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

This indicates that your shares are registered differently and are in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted. To provide better shareholder services in the future, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our stock transfer agent, First Union, at 1-800-829-8432, or by fax to 1-704-590-7618.

WHAT ABOUT THE 1998 AND 2001 STOCK SPLITS?

All data in this Proxy Statement relating to our common stock and stock options have been adjusted where necessary to reflect the three-for-two split of the common stock in April 1998. The 2001 three-for-two split is not reflected because the additional shares will not be distributed until April 9.

PROPOSAL I -- ELECTION OF DIRECTORS

Our Board now has ten serving directors, divided into three classes whose terms end in successive years. The terms of the three Class III directors expire at the 2001 annual meeting.

The three members of Class III have been nominated to serve for a new three year term that will end in 2004. There will continue to be one vacancy on the Board after the meeting. The Board intends to leave this vacancy open until it identifies an appropriate individual who would be willing to serve as a director.

If any nominee is unable or unwilling to serve as a director for any reason, which is not anticipated, proxies will be voted for the election of any substitute nominee designated by our Board of Directors or its Executive Committee. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

The table below presents certain information about these nominees and the other directors whose terms of office will continue after the meeting.

                NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING 2004 -- CLASS III
ROBERT G. GREER                        Consultant in the formation of, and then Chairman since
age 66                                 September 1996 of the Bank of Tanglewood, N.A., Houston,
Director since 1975                    Texas; Vice Chairman and Advisory Director, Northern Trust
                                       Bank of Texas from August 1995 to May 1996; previously
                                       Chairman of the Board of Tanglewood Bank
GEORGE W. HENDERSON, III               Chairman and Chief Executive Officer, Burlington Industries,
age 52                                 Inc. (manufacturer of textile products), Greensboro, NC
Director since 1995                    since January 1, 1995; President and Chief Operating Officer from April 1993; also a director since 1990
PATRICK S. PITTARD                     Chairman, President and Chief Executive Officer of Heidrick
age 55                                 & Struggles International, Inc. (executive search firm),
Director since 1998                    Atlanta, GA since January 1997; previously its Managing
                                       Partner, North America

                    CONTINUING DIRECTORS FOR THE TERM EXPIRING 2002 -- CLASS I
KENNETH C. MLEKUSH                     Executive Vice President of the Corporation since May 5,
age 62                                 1997, previously Senior Vice President from January 1, 1993;
Director since 1998                    President of Jefferson-Pilot Life Insurance Company since
                                       February 9, 1998, previously Executive Vice
                                       President -- Individual Operations
WILLIAM PORTER PAYNE                   Partner in Gleacher & Co., LLC (an investment banking and
age 53                                 asset management company), Atlanta, Georgia since July 1,
Director since 1993                    2000; previously Vice Chairman, PTEK Holdings, Inc. from
                                       January 1, 1999, and Chairman of its subsidiary
                                       Orchestrate.Com from July 1998; Vice Chairman of NationsBank
                                       Corporation from February 1997 to June 1998; previously
                                       President and Chief Executive Officer, Atlanta Committee for
                                       the Olympic Games
DAVID A. STONECIPHER                   Chairman of the Board of the Corporation since May 1998;
age 59                                 also President and CEO since March 1993
Director since 1993

                    CONTINUING DIRECTORS FOR THE TERM EXPIRING 2003 -- CLASS II
EDWIN B. BORDEN                        President and Chief Executive Officer, The Borden
age 66                                 Manufacturing Company (textile management company),
Director since 1991                    Goldsboro, NC
WILLIAM H. CUNNINGHAM                  Chairman and Chief Executive Officer, IBT Technologies, Inc.
age 57                                 (eLearning infrastructure), Austin, Texas since December
Director since 1986                    2000, and also Professor, The University of Texas at Austin since June 2000; formerly Chancellor, The University of
                                       Texas System
E. S. MELVIN                           President and Chief Executive Officer, The Joseph M. Bryan
age 67                                 Foundation of Greater Greensboro, Inc. (private charitable
Director since 1986                    foundation) since January 1997; Senior Vice President,
                                       Central Carolina Bank & Trust Company to December 1996
DONALD S. RUSSELL, JR.                 Attorney in sole practice in Columbia, SC
age 61
Director since 1977

---------------

(1) Our directors are also directors of other publicly held companies in addition to the directorships shown in the table: Mr. Borden, Mount Olive Pickle Company, Progress Energy, Inc., Ruddick Corporation and Winston Hotels, Inc.; Mr. Cunningham, Billing Concepts Corp., Introgen Therapeutics, Inc. and Southwest Airlines Co; Mr. Henderson, Wachovia Corporation; Mr. Payne, Anheuser Busch, Inc., Cousins Properties, Inc. and PTEK Holdings, Inc.; Mr. Russell, Piedmont Natural Gas Company; and Mr. Stonecipher, Bassett Furniture Industries, Inc.

WHAT ABOUT ATTENDANCE AND BOARD COMMITTEES?

Attendance by directors at 2000 meetings of the Board and of committees on which they served averaged 96%. All directors attended at least 75% of the meetings of the Board and of committees on which they served, except for Mr. Borden due to foreign travel and our changing the date of a later meeting.

The Statement of Principles of Jefferson-Pilot Corporation with Respect to Certain Corporate Governance Matters was adopted by the Board and ratified overwhelmingly by shareholders in 1993. Under these Principles, the Audit, Compensation and Conflict of Interests Committees may not include any inside director -- no current or recent executive officer or any relative, or any other director who is an executive officer of another public corporation on whose board one of our executive officers and directors serves. Each of these Committees is authorized to engage independent advisers with an appropriate budget available for this purpose. The Nominating Committee may not include more than one inside director.

Executive Committee -- did not meet in 2000. The members are Directors Cunningham (Chairman), Borden, Greer, Henderson and Stonecipher. This Committee may exercise all of the powers and authority of the Board, except for the power to issue stock or declare dividends and certain other powers specifically reserved by North Carolina law to the Board. The Committee generally meets only when action is required between regularly scheduled Board meetings.

Audit Committee -- met three times in 2000. The members are directors Russell (Chairman), Henderson and Melvin. All members of the Committee are independent directors as defined by New York Stock Exchange rules. As provided in our By-laws, this Committee assists our Board of Directors in oversight of (1) the integrity of the Corporation's financial statements, (2) the adequacy of internal controls and (3) the independence and performance of the internal auditors and the independent auditors. The Board has adopted a written charter for the Committee, which specifies in more detail the responsibilities of the Committee. A copy of the Audit Committee Charter is attached as Exhibit A.

Compensation Committee -- met three times in 2000. The members are Directors Melvin (Chairman), Cunningham and Pittard. This Committee approves salaries paid to senior executive officers; reviews our tax qualified employee benefit plans; reviews all recommendations for changes in any plan which must be approved by the Board; and determines awards for senior executive officers under incentive plans including stock plans.

Nominating Committee -- met twice in 2000. The members are Directors Greer (Chairman), Cunningham, Henderson, Payne and Pittard. This Committee recommends to the Board nominees for election as directors and the composition of all Committees of the Board other than the Executive and Nominating Committees. In selecting director nominees, the Committee will consider nominees recommended in writing by shareholders. The Committee will not be able to consider shareholder recommendations received less than 120 days before shareholders meet to elect directors.

Conflict of Interests Committee -- met once in 2000. The members are Directors Borden (Chairman), Payne and Russell. This Committee recommends policies or procedures designed to avoid conflicts of interest involving our directors and officers. It also is responsible for investigating any complaints or activities involving actual or potential conflict, and recommending to the Board appropriate action relating to any conflict. This Committee also annually reviews all significant relationships, direct or indirect, that directors have with Jefferson-Pilot, based on surveys that all directors complete. Based on this review and in accordance with our Statement of Principles, the Committee then also makes any appropriate recommendation to the Board concerning Board Committee assignments.

HOW ARE DIRECTORS COMPENSATED?

Cash. Directors who are not our employees receive an annual retainer of $35,000, and a meeting fee of $2,000 for each Board meeting and $1,000 for each Committee meeting they attend. The Committee meeting fee is only $500 for a Committee meeting held in connection with a Board meeting. Committee chairpersons receive an additional annual retainer of $5,000.

Directors do not receive fees for the execution of written consents in lieu of Board or Committee meetings. We reimburse directors for travel, lodging and meal expenses when they travel to meetings.

Directors may elect to defer receipt of some or all cash directors' fees. Deferred accounts are credited, at the director's election, with either phantom units for our common stock, or with interest at rates representative of market rates. Deferred accounts are unfunded and are paid out in shares of common stock, or cash for the interest rate option, in up to ten annual installments after the director leaves the Board. A grantor trust holds JP common stock equal to the phantom units in deferred fee accounts.

Stock Options. Non-employee directors receive non-discretionary stock option awards, each exercisable at the fair market value of JP common stock on the award date. All directors receive an annual option award for 5,000 shares on the first regular quarterly Board meeting date in each year through 2003, but the face value of the award (shares times exercise price) in future years may not grow by more than 8% per year compounded from the face value of the February 8, 1999 option. A new director immediately receives an option to
 6
purchase shares having a face value of $175,000. The first annual option is prorated for months served for a new director. The Non-Employee Directors' Stock Option Plan expires on March 31, 2003, unless earlier terminated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A subsidiary of the Corporation purchased from David A. Stonecipher, Chairman and Chief Executive Officer, a condominium and furnishings in Atlanta, GA for $670,000 in October 2000. The purchase price for the condominium was confirmed by an independent appraisal, and the purchase was authorized by our Board's Compensation Committee.

STOCK OWNERSHIP

WHAT IS THE STOCK OWNERSHIP OF OUR DIRECTORS AND OFFICERS?

                                                                 SHARES
                                                              BENEFICIALLY
                                                                OWNED ON
                                                                MARCH 1,
NAME                                                           2001(1)(2)
--------------------------------------------------------------------------
Directors:
Edwin B. Borden.............................................      63,364
William H. Cunningham.......................................      44,841
Robert G. Greer.............................................      43,978
George W. Henderson, III....................................      42,385
E. S. Melvin................................................      57,247(2)
Kenneth C. Mlekush..........................................     317,897
William Porter Payne........................................      45,004
Patrick S. Pittard..........................................      21,820
Donald S. Russell, Jr.......................................      49,091
David A. Stonecipher........................................   1,565,310(2)
Other officers named in compensation table:
Dennis R. Glass.............................................     238,029
Robert D. Bates.............................................      46,981
Theresa M. Stone............................................     105,513
Directors and executive officers as a group (14 persons)....   2,784,838

---------------

(1) The individuals have sole voting and investment power over the shares, except: Mr. Melvin: 172 shares are held by his wife; and Mr. Stonecipher:
     13,000 shares are held by his wife. These directors have no authority to vote these shares. The shares reported include shares held for each officer under our 401(k) plans, share equivalent units under the directors' fee deferral plan as follows: Mr. Borden, 2,178 shares; Mr. Cunningham, 1,538 shares; Mr. Henderson, 5,499 shares: Mr. Melvin, 5,984 shares; Mr. Payne, 1,337 shares; and Mr. Pittard, 2,126 shares; and the following shares which the individuals had the right to acquire within 60 days through the exercise of options: employee plan: Mr. Stonecipher, 1,443,750; Mr. Glass, 221,041; Mr. Mlekush, 306,457; Mr. Bates, 10,408; and Ms. Stone, 100,000;
     non-employee director plan: Messrs. Borden, Cunningham, Greer, Henderson, Melvin, Payne and Russell, 36,436 each; and Mr. Pittard, 17,500; and the group (both option plans), 2,486,082.
(2) None of the individuals reported beneficial ownership of more than 1% of the total shares outstanding, except that including exercisable options Mr. Stonecipher is deemed to beneficially own 1.5%. The beneficial ownership for the group including exercisable options is 2.7% of the total shares outstanding. Mr. Melvin also reported that the Foundation of which he is President and Chief Executive Officer owns 1,256,512 shares (1.2%), as to which Mr. Melvin disclaims beneficial ownership.

The following table shows the only shareholder who reported to the Securities and Exchange Commission beneficial ownership of more than 5% of our common stock as of December 31, 2000.

                                                              AMOUNT AND
                                                              NATURE OF       PERCENT
NAME AND ADDRESS                                              BENEFICIAL        OF
OF BENEFICIAL OWNER                                           OWNERSHIP        CLASS
-------------------------------------------------------------------------------------
Capital Research and Management Company                        6,900,000        6.7%
333 South Hope Street
Los Angeles, CA 90071

This shareholder is an investment advisor and reported that it has no voting power and sole dispositive power over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance.

Jefferson-Pilot believes that all of our executive officers and directors complied for 2000 with all applicable stock ownership reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, except that for Mr. Stonecipher the report for one 950 share open market purchase was timely prepared but we failed to file it on time.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

What are the principles of Jefferson-Pilot's executive pay program?

The executive compensation program is based on guiding principles designed to align compensation with Jefferson Pilot's mission, business strategy and values. Building on this foundation, the executive compensation program is designed to retain and motivate the executive talent needed to maximize our return to shareholders. The program:

     - provides base compensation levels that are competitive with that provided in the various markets in which we compete for executive talent;

     - rewards executives for the achievement of specific corporate and unit earnings goals, as well as market related goals necessary to build shareholder value over the long term; and

     - creates earned share ownership opportunities to link executive and shareholder interests with a focus on maximizing long term shareholder value.

The Compensation Committee considers each of these principles, which are described in greater detail below, as it implements the program.

How are competitive compensation levels determined?

The Committee establishes total compensation (base salary and incentive) targets for executives for expected levels of performance. We use published survey materials, proxy statement analyses and counsel with consultants to establish target compensation levels, including incentive compensation. Companies listed as the "Similarly Diversified Companies" in the Performance Graph are included in the compensation survey data, as are other companies. We use broad financial services and insurance industry surveys to determine competitive data, since executives may be recruited from or attracted to companies other than those included in the Graph. In general, we target total compensation at the second quartile (the 50 to 75 percent range) of the relevant marketplace for each executive's area of responsibility, such as life insurance or broadcasting. Actual total compensation of most of the Named Officers for 2000, including Mr. Stonecipher, fell within the second quartile of the relevant marketplace.

How are incentive and reward built into the compensation program?

Both the short and long term goals described below must be achieved for executives to earn competitive total compensation. Depending on position, between 50 and 75 percent of each executive officer's total targeted
 8
compensation is based upon performance. Performance related elements include annual bonus, as well as two forms of long term incentives under the Long Term Stock Incentive Plan: long term incentive compensation plan (LTIP) payouts, and stock options. LTIP was designed in combination with the expected value of stock option grants so as to make available competitive and performance-related long term incentive opportunities.

Annual Bonus. The annual incentive compensation (bonus) plan is keyed to competitive annual incentive norms. Payments are based on the achievement of short term goals consisting of total reportable segment results (operating earnings) targets set for Jefferson Pilot and each line of business. Additional short term goals such as sales and growth in business may also affect a specific executive's incentive award. The short term goals are developed based on our annual budgets and operating plans. The weights accorded to the goals vary depending on the executive's position. For most executive officers, the 2000 bonuses reflected good earnings growth as well as consideration of competitive market practices. The actual 2000 performance of Jefferson Pilot and of the Named Officers resulted in annual bonuses varying from 56% to 128% of base salary.

LTIP. LTIP payouts are based on cumulative growth in operating earnings per share (EPS). Participants are eligible for a payment each year, contingent upon the Corporation's achieving specified levels of compound growth rate in the cumulative operating earnings per share (CGR) during the prior three years. Payouts are expressed as a percentage (which varies according to the participant and the level of CGR achieved) of each participant's salary during the last year of the three year measurement period. No LTIP payments will be made if the three year CGR is less than 50% of the targeted CGR. Payouts for Mr. Stonecipher are based on a percentage that is 33% greater than the percentage for other LTIP participants due to differences in competitive practice for the Chief Executive Officer position versus that for other executive officers. Further details are provided with the Long Term Incentive Plans table on page 12.

Stock Options. Stock option awards are made in amounts that, when combined with long term incentives under the LTIP program, are designed to provide total long term incentive compensation that is competitive with other large insurance companies, based on data from industry surveys. Actual gains from stock options depend upon stock price increases from the fair market value at the time of grant. The Compensation Committee does not consider levels of share ownership or past option grants in making current stock option awards as it desires to continually reinforce the goal of stock price improvement.

Some of the stock options awarded to executive officers were granted pursuant to employment agreements, which are described on page 13.

Are these plans designed to build equity ownership?

We expect sustained ownership of Jefferson-Pilot stock by our executives upon shares being earned through performance. Half of the LTIP value earned is delivered in common shares. In the recent payout based on the three year CGR through 2000, an aggregate of 8,667 shares were delivered to four executive officers. We further strengthen the direct link between shareholders and executives by using stock options as an important incentive vehicle. We establish expectations informally regarding executives' continued ownership of our shares during their employment.

What was the Chief Executive Officer's compensation for 2000?

Mr. Stonecipher's salary for 2000 reflected a 5% increase over his 1999 salary. Under his September 1997 employment agreement, Mr. Stonecipher's bonus for 2000 was determined under an arrangement based on growth in operating EPS, and the Committee also awarded Mr. Stonecipher an additional discretionary amount in recognition of his exemplary performance. In 2000, operating EPS increased 12.6% compared with 1999. In addition, under this agreement, Mr. Stonecipher participates in LTIP and received a payout in early 2001 based on achievement of CGR above the LTIP maximum over the three year period 1998-2000. In February 2000 he received a stock option to purchase 200,000 shares at the fair market value on the award date.

Is all compensation tax deductible?

The Compensation Committee has taken steps to minimize any compensation that would be non-deductible under Section 162(m) of the Internal Revenue Code. A large majority of Mr. Stonecipher's bonus for 2000 was deductible because it was calculated under the shareholder approved bonus arrangement contained in his 1997 employment agreement. In the event that any material amount might potentially not be deductible under Section 162(m), the Committee will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

                              COMPENSATION COMMITTEE

                              E. S. Melvin, Chairman
                              William C. Cunningham
                              Patrick S. Pittard

                                * * * * * * * *

This table summarizes compensation for our chief executive officer, and for the four other executive officers who were the highest paid for 2000 (Named Officers).

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                                                   ---------------------
                                                                   AWARDS(1)     PAYOUTS
                                                                   ----------    -------
                                            ANNUAL COMPENSATION    SECURITIES     LTIP      ALL OTHER
                                           ---------------------   UNDERLYING    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)    OPTIONS(#)    ($)(2)       ($)(3)
-------------------------------------------------------------------------------------------------------
David A. Stonecipher..............  2000   1,012,410   1,300,000    200,000      607,446        4,414
Chairman, President and             1999     964,100   1,300,000    125,000      578,460        5,168
Chief Executive Officer             1998     936,000   1,029,600    270,000(4)   561,600        4,640
Kenneth C. Mlekush................  2000     520,000     500,000     80,000      234,000        5,576
Executive Vice President            1999     478,400     500,000     40,000      215,280        3,824
                                    1998     456,539     300,000     37,500      207,000        3,624
Dennis R. Glass...................  2000     420,000     400,000     50,000      189,000        5,626
Executive Vice President and        1999     398,846     325,000     30,000      180,000        5,209
Treasurer                           1998     375,000     200,000     30,000      168,750        4,217
Robert D. Bates(5)................  2000     400,000     400,000         --           --       14,520
Executive Vice President            1999          --          --     31,226           --    4,950,000(5)
                                    1998          --          --         --           --           --
Theresa M. Stone..................  2000     400,000     225,000     40,000      180,000        4,026
Executive Vice President;           1999     378,560     275,000     30,000      170,352        7,265
President of Jefferson-Pilot        1998     364,000     250,000     30,000      163,800        7,360
Communications Company

---------------

(1) None of the Named Officers have been granted any stock appreciation rights or restricted stock awards.
(2)  We made LTIP payouts 50% in shares of our common stock and 50% in cash.
(3) Consists of Company matching and gain sharing contributions to the 401(k), and a portion of the match or gain sharing paid in cash.
(4) Includes a 150,000 share option award in January 1998 under Mr. Stonecipher's September 1997 employment agreement.
(5) Mr. Bates became an executive officer on December 30, 1999 in connection with an acquisition. The payments to Mr. Bates upon employment are discussed on page 13.

LONG TERM STOCK INCENTIVE PLAN

This plan provides long term incentives, based on Jefferson Pilot common stock and on growth in operating earnings per share (EPS), to employees who may influence our long term performance. Key features of the plan include stock options and long term incentive awards (LTIP). The option price may not be less than 100% of the fair market value of the stock on the award date. The following table shows options awarded by the Compensation Committee in 2000 to the Named Officers.

The price of the common stock must go up in order for optionees to realize any gain. As the stock price increases, all shareholders benefit proportionately.

                           OPTION GRANTS DURING 2000

                                                         PERCENT OF
                                            NUMBER OF      TOTAL
                                            SECURITIES    OPTIONS                               GRANT DATE
                                            UNDERLYING   GRANTED TO                            PRESENT VALUE
                                             OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION   (BLACK-SCHOLES)
NAME                                        GRANTED(#)    IN 2000     PRICE($)      DATE          ($)(1)
-------------------------------------------------------------------------------------------------------------
David A. Stonecipher......................   200,000        22.6%      53.94      2/13/10        2,814,000
Kenneth C. Mlekush........................    80,000         9.0%      53.94      2/13/10        1,120,000
Dennis R. Glass...........................    50,000         5.6%      53.94      2/13/10          704,000
Robert D. Bates...........................        --          --          --           --               --
Theresa M. Stone..........................    40,000         4.5%      53.94      2/13/10          563,200

---------------

(1) We calculated the present values through standard application of the Black-Scholes pricing model. We used the following assumptions: options are exercised at the end of their ten year term or earlier expiration following retirement; interest rates are based on U.S. Treasury Strips available on the grant date and maturing when the option expires; volatility is based on the average daily closing market prices for December 1991 through January 2000; and the average annual dividend growth rate approximates 10%. The actual value an officer receives from a stock option depends on future market conditions. It may be more or less than the present value shown. In addition, the value shown does not take into account the general nontransferability of the options. The options generally become exercisable in one third increments over three years, or earlier upon death, disability, retirement, satisfaction of the terms of an employment agreement, or a change in control.

The following table shows stock option exercises during 2000 and the year-end value of unexercised options.

                      AGGREGATED OPTION EXERCISES IN 2000
                      AND DECEMBER 31, 2000 OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                      OPTIONS AT 12-31-00(#)            AT 12-31-00($)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
David A. Stonecipher....        --              --     1,243,750       150,000      40,076,563      3,543,750
Kenneth C. Mlekush......        --              --       253,958       119,167      10,454,269      2,071,044
Dennis R. Glass.........    18,750         751,280       184,375        80,000       8,958,301      1,358,125
Robert D. Bates.........        --              --        10,408        20,818          78,060        156,135
Theresa M. Stone........        --              --       100,000            --       1,620,000             --

The following table and notes provide information with respect to LTIP.

                           LONG TERM INCENTIVE PLANS

                                                                                ESTIMATED FUTURE PAYOUTS
                                                               PERFORMANCE          UNDER NON-STOCK-
                                                                OR OTHER            PRICE-BASED PLANS
                                          NUMBER OF SHARES,   PERIOD UNTIL    -----------------------------
                                           UNITS OR OTHER     MATURATION OR   THRESHOLD   TARGET    MAXIMUM
NAME                                        RIGHTS(#)(1)        PAYOUT(2)      ($)(3)     ($)(3)    ($)(3)
-----------------------------------------------------------------------------------------------------------
David A. Stonecipher....................           --           2000-2002      222,482    444,964   667,446
Kenneth C. Mlekush......................           --           2000-2002       85,500    171,000   256,500
Dennis R. Glass.........................           --           2000-2002       75,000    150,000   225,000
Robert D. Bates.........................           --           2000-2002           --         --        --
Theresa M. Stone........................           --           2000-2002       63,000    126,000   189,000

---------------

(1) LTIP does not provide for awards of shares, units or other rights representing the right to receive compensation. LTIP provides for payouts based on the compound growth rate (CGR) in cumulative operating earnings per share during the three year measurement period. Payouts, if any, are in a 50/50 ratio of cash and JP common stock valued at the fair market value on the payment date.
(2) Table amounts reflect current (2001) annual salary. Actual payments, if any, will be calculated as a percentage (which varies according to the participant and the level of CGR achieved) of salary during the last year in the period.
(3) Payouts are contingent upon achieving specified levels of CGR, and service to the end of the three year measurement period. The target amount will be payable if the targeted CGR is achieved. The threshold amount will be payable if 50% of the targeted CGR is achieved; below 50% no payout will be made. The maximum amount will be payable if 150% or more of the targeted CGR is achieved.

RETIREMENT PLANS

We provide executive retirement benefits under a tax qualified plan, a nonqualified ERISA excess plan and a nonqualified supplemental benefit plan. The table includes benefits under all these plans.

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                                          --------------------------------------
                                                                                       20 YEARS
FINAL AVERAGE EARNINGS                                    10 YEARS      15 YEARS       OR MORE
------------------------------------------------------------------------------------------------
$  600,000..............................................  $150,000      $225,000      $  300,000
$  900,000..............................................  $225,000      $337,500      $  450,000
$1,200,000..............................................  $300,000      $450,000      $  600,000
$1,800,000..............................................  $450,000      $675,000      $  900,000
$2,400,000..............................................  $600,000      $900,500      $1,200,000

The table illustrates straight life annuity benefits that would be payable annually upon normal retirement at age 65 on January 1, 2001. Benefits are not subject to offset for Social Security payments, but are reduced for early retirement.

For purposes of this table, covered compensation consists of the amounts disclosed in the Summary Compensation Table as salary and bonus. The credited years of service for the Named Officers are: Mr. Stonecipher, 8 years; Mr. Mlekush, 8 years; Mr. Glass, 7 years; Mr. Bates, 1 year; and Ms. Stone, 4 years. Mr. Bates does not participate in the nonqualified supplemental plan.

Mr. Stonecipher is entitled to additional retirement benefits under his employment agreement.

DO THE NAMED OFFICERS HAVE EMPLOYMENT CONTRACTS?

David A. Stonecipher became President and Chief Executive Officer of the Corporation in 1993. A new employment agreement with Mr. Stonecipher was signed effective September 15, 1997. It provides for base salary, annual bonus, LTIP and additional retirement benefits, and also for stock options granted at fair market value for 300,000 shares, of which 150,000 were granted upon signing with vesting in one third increments over three years, and 150,000 were granted on January 6, 1998 with vesting on December 31, 2002. The Compensation Committee may review and increase his salary as appropriate. The annual bonus as a percent of base salary is determined in accordance with a formula based on growth in operating earnings per share over the prior years, with certain adjustments permitted. The Compensation Committee also may award a discretionary amount above the formula amount. This bonus arrangement was approved by shareholders in May 1999. Under the agreement, the discretionary awards of options for later years became fully vested at December 31, 2000.

Mr. Stonecipher, currently age 59, is entitled to an annual retirement benefit at age 65 equal to 67% (reduced if he leaves earlier) of the average annual base salary and annual bonus for the highest three of his last five years of employment. This will be reduced by other retirement benefits received by Mr. Stonecipher from his former employer or under our retirement plans. A death benefit is payable if he dies during employment, in an amount equal to the present value of his accrued retirement benefits. Mr. Stonecipher may elect that all or part of these retirement benefits and/or death benefit be paid as a single life annuity, as a lump sum and/or as payments in installments tracking the value of an S&P 500 Index Fund.

If Mr. Stonecipher's employment is terminated by the Corporation other than for good cause or if he resigns for good reason including following a change in control, he will: (1) receive a lump sum payment equal to (a) the base annual salary, and (b) 50% of the maximum bonus and LTIP payments, that he would have received for the lesser of three years or until December 31, 2002; (2) be fully vested in all stock options; and (3) become eligible for immediate retirement with benefits computed as if his employment had continued through December 31, 2002. If Mr. Stonecipher's employment is terminated by the Corporation for good cause or if he resigns following a demotion for good cause, items 1(a), 2 and 3 above will apply except that his January 6, 1998 stock option will be forfeited.

Messrs. Mlekush and Glass joined the Corporation in 1993 under three year employment agreements, which later were renewed for an additional three years but are no longer in effect. Ms. Stone joined the Company in 1997 under a three year employment agreement which is no longer in effect.

Mr. Bates joined the Corporation in connection with an acquisition on December 30, 1999, and a three year employment agreement became effective. The agreement established his base salary and a formula for annual bonus, and provided for $3.5 million, paid in cash and stock on December 30, 1999, to induce Mr. Bates to commit to work for the Corporation for at least three years. If Mr. Bates earlier voluntarily terminates his employment, he must repay a pro-rata portion of this payment. The agreement also provided for the grant of a ten year option to purchase 31,226 shares of the Corporation's stock at the fair market value on December 30, 1999, which becomes exercisable only upon achievement of earnings targets over a three year period for the business he manages, and smaller additional options upon achievement of earnings targets over a one and two year period. Under a separate agreement, Mr. Bates received $1.45 million for his agreement not to compete with or solicit customers of our individual or group life or disability insurance business for two years.

Executive Change in Control Severance Plan. The Corporation has established a Plan providing for the payment of severance benefits to the Named Officers and certain other officers of the Corporation and its subsidiaries following a Change in Control as defined in the Plan. This would apply in the event of certain qualifying terminations of employment in connection with or within two years after the Change in Control. Terminations that will qualify for severance payments include a termination by the Corporation without "Cause" (as defined in the Plan) and a termination by the officer with "Good Reason" (as defined in the
Plan). Good Reason includes significant reductions in aggregate compensation and benefits.

If a qualifying termination occurs, the Plan provides for lump sum severance payments equal to two or three, as specified for each Named Officer, times the sum of the officer's annual base salary, annual bonus and, if eligible, LTIP. For other officers, the Plan provides for two or one years' compensation and benefits. An additional amount also would be paid to cover any applicable excise tax on all benefits received as the result of a Change in Control (whether or not under the Plan) and any income or employment taxes imposed on this excise tax payment, so that the net amount retained by the officer would equal the amount the officer would have received absent any such excise tax. The Plan also provides for certain other benefits including continued employee benefits coverage and early vesting of executive supplemental retirement benefits if termination follows a change in control.

The Corporation may amend or terminate the Plan or discontinue an officer's participation. However, it may only reduce or discontinue any officer's coverage or potential rights under the Plan after 12 months advance notice to any affected officer, and it cannot diminish protection for the two years after any Change in Control.

A plan covering lower level officers provides for a lump sum severance payment equal to up to one year's salary for any job elimination within two years after a Change in Control.

IS THE COMPENSATION COMMITTEE INDEPENDENT?

Directors Cunningham, Melvin and Pittard served as members of the Compensation Committee of the Board during all of 2000. None of them ever has been an officer or employee of the Corporation or any of its subsidiaries or has had any other significant relationship with Jefferson Pilot requiring disclosure under the proxy rules.

WHAT HAS BEEN OUR SHAREHOLDER RETURN?

The graph shows the total shareholder return (stock price appreciation plus reinvested dividends) for Jefferson Pilot's common stock compared to two indexes: the Standard & Poor's 500 Stock Index and a Custom Composite Index of certain other similarly diversified life insurance companies. The graph assumes that you invested $100 in each on December 31, 1995.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

                                                     JEFFERSON-PILOT
                                                       CORPORATION                   S&P 500             CUSTOM COMPOSITE INDEX
                                                     ---------------                 -------             ----------------------
1995                                                       100                         100                         100
1996                                                       125                         123                         118
1997                                                       176                         164                         174
1998                                                       261                         211                         215
1999                                                       241                         255                         187
2000                                                       271                         232                         249

The Custom Composite Index consists of American General Corporation, American National Insurance Company, Hartford Life Inc. (Class A) (from 3Q97 through
1Q00), Lincoln National Corporation, MONY Group Inc. (since 1Q99), Nationwide Financial Services Inc. (Class A) (since 2Q97), Protective Life Corporation, Provident Companies Inc. (Class B Common) (through 2Q99), ReliaStar Financial Corp. (through 2Q00), and Torchmark Corporation . Hartford, Provident and ReliaStar are no longer publicly traded and are included in this Index through the end of the last full quarter of trading. Each company is weighted according to its respective stock market capitalization at the beginning of each calendar quarter included in the graph or the calendar quarter indicated above.

AUDIT COMMITTEE REPORT

The Audit Committee's function is oversight only. Management is responsible for the preparation, presentation and integrity of the financial statements. Management also is responsible for maintaining appropriate accounting, financial reporting and actuarial principles and policies, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal auditors and the independent auditor are responsible for monitoring and evaluating the adequacy of internal controls. The independent auditor is responsible for auditing the annual financial statements and performing quarterly reviews.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed these financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors that firm's independence from the Corporation and its management.

The Committee also reviewed the fees of the independent auditors for audit and other services they provided for 2000. The Committee has considered whether the provision of such services other than audit services is compatible with maintaining the auditor's independence. For 2000, these fees were:

Audit Fees -- for Consolidated Financial Statements.........    $1,430,000
Financial Information Systems Design and Implementation
  Fees......................................................    $        0
All Other Fees
     Audit Related Fees*....................................    $  725,370
     Other Fees.............................................    $  147,831
     Total All Other Fees...................................    $  873,201

---------------

* Audit Related Fees include primarily fees for required separate audits of subsidiaries and their separate accounts, and assistance in determining the accounting for completed or potential transactions.

Based upon the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to our Board of Directors that the Corporation's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                         Donald S. Russell, Jr. (Chair)
                            George W. Henderson, III
                                  E. S. Melvin

OTHER INFORMATION

WHO ARE THE INDEPENDENT PUBLIC ACCOUNTANTS?

Since 1996 Ernst & Young LLP (E&Y) has been the independent public accounting firm that audits our financial statements and those of our principal subsidiaries and their separate accounts.

In 2000, E&Y also reviewed our major filings with the SEC, conducted due diligence reviews for acquisitions, provided actuarial assistance and evaluated the effects of various accounting and tax issues.

Upon recommendation of the Audit Committee, our Board reappointed E&Y to audit the 2001 financial statements.

E&Y representatives will attend the annual meeting to make a statement, if they choose, and to answer questions you may have. E&Y representatives also have direct access to members of our Audit Committee and regularly attend most of this Committee's meetings.

WHAT ARE THE EXPENSES AND METHODS OF THIS PROXY SOLICITATION?

Jefferson Pilot pays the costs of soliciting proxies. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable costs of forwarding solicitation materials to beneficial owners of our stock.

We have retained Georgeson Shareholder Communications Inc. to perform various proxy advisory and solicitation services for a total estimated fee of $12,500, plus out-of-pocket expenses. In addition, our directors and employees may solicit proxies in person, by mail or by telephone or other electronic means.

DOES JEFFERSON PILOT HAVE ANY CORPORATE GOVERNANCE PRINCIPLES?

We describe a portion of our Statement of Principles on page 5. Jefferson Pilot has complied with the Principles in all material respects. The Principles have not been modified, amended or waived in any respect since March 1997. The Principles are included in the Investor Relations section on our Website, www.jpfinancial.com. They also are available upon request to our corporate secretary and will be available for review by shareholders at the meeting.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2002 ANNUAL MEETING?

We have scheduled Jefferson Pilot's 2002 annual meeting of shareholders for May 6, 2002. Any shareholder proposals to be included in our proxy statement for that meeting must be received by our corporate secretary by November 23, 2001.

The Corporation's Articles of Incorporation and/or By-Laws also require advance notice for any director nominations or any resolutions to be presented at a shareholders' meeting. Any shareholder entitled to vote at an annual meeting may nominate at that meeting one or more persons for election as directors, but only if written notice of the intent to make the nomination has been given to our corporate secretary at least 90 days before the meeting, which is February 5, 2002 for the 2002 annual meeting. Similar 90 day advance written notice to our secretary is required for any resolution to be presented at the meeting.

WILL ANY OTHER MATTERS BE PRESENTED?

The Board of Directors is not aware of any matter to be voted on at the meeting other than the election of directors. If any other matter requires a shareholder vote, the person or persons voting the proxies will vote, in accordance with their best judgment, in the interest of the Corporation.

By order of the Board of Directors

Robert A. Reed
Vice President and Secretary

                                                                       EXHIBIT A

                          JEFFERSON-PILOT CORPORATION
                            AUDIT COMMITTEE CHARTER

The Audit Committee assists the Board of Directors in oversight of (1) the integrity of the Corporation's financial statements, (2) the adequacy of internal controls, and (3) the independence and performance of the Corporation's internal and external auditors.

The Audit Committee must have at least 3 members. Members must meet the independence and experience requirements of the New York Stock Exchange, as interpreted in the business judgment of the Board. The Board appoints the Audit Committee members and chairperson on the recommendation of the Nominating Committee.

The Audit Committee's function is oversight only. Management is responsible for the preparation, presentation and integrity of the financial statements. Management also is responsible for maintaining appropriate accounting, financial reporting and actuarial principles and policies, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal auditors and the independent auditor are responsible for monitoring and evaluating the adequacy of internal controls. The independent auditor is responsible for auditing the annual financial statements and performing quarterly reviews.

Audit Committee members are not expected to be experts in accounting, auditing, actuarial or investment matters. Absent actual knowledge to the contrary, members may rely on (i) the integrity of persons who provide information to the Committee and (ii) the accuracy of the financial and other information provided to the Committee.

The independent auditor is ultimately accountable to the Audit Committee and the Board. The Board, upon the recommendation of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority, if the Committee should deem it necessary, to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's counsel or independent auditor to meet with the Committee or any members of or consultants to the Committee.

The Audit Committee has no responsibility to plan or conduct audits or to determine that the financial statements are complete and accurate or that they are in accordance with generally accepted accounting principles. The Audit Committee also has no responsibility to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Compliance Policy.

The Audit Committee shall report to the Board at the next Board meeting after each Committee meeting.

The Audit Committee shall:

        1. Discuss the annual audited financial statements with management and the independent auditors, including any major issues regarding accounting, actuarial and auditing principles and practices.

        2. Discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

        3. Meet with the independent auditor before the annual audit to review the planning and staffing of the audit.

        4. Discuss the results of the audit with the independent auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

        5. Discuss at least annually with the independent auditor a formal written statement delineating all relationships between the auditor and the Corporation, actively engage in a dialogue with the independent auditor as to any disclosed relationships or services that may impact its objectivity and independence and, if so determined by the Committee, recommend that the Board take appropriate action in response to the auditor's report to satisfy itself of the auditor's independence.

        6. Evaluate the independent auditor and recommend to the Board the reappointment or, if so determined by the Committee, the replacement of the independent auditor.

        7. Review the independent auditor's fees for audit and related services, and for other services.

        8. Through its chairperson, discuss with the independent auditor and management any significant issues raised by either of them concerning the quarterly financial statements and the auditor's interim review, before the filing of the Form 10-Q.

        9. Discuss at least annually with management, the independent auditor and the internal auditors the major financial risk exposures and the steps management has taken to monitor and control such exposures.

        10. Discuss with management, the independent auditor or the internal auditors any significant changes they suggest to auditing and accounting principles and practices being applied.

        11. Discuss with management, the internal auditors and the independent auditor the adequacy of internal controls that could significantly affect the financial statements, including any significant matters raised in any management letters provided by the independent auditor and management's responses.

        12. Review at least annually the internal audit department responsibilities, staffing and budget.

        13. Review periodically the summaries of the significant reports to management prepared by the internal auditors.

        14. Prepare any report of the Committee required to be included in the annual proxy statement or elsewhere under the rules of the Securities and Exchange Commission.

        15. Discuss at least annually with management the Corporation's policies and procedures for compliance with applicable laws and regulations, including the Corporation's Compliance Policy and Business Conduct Guidebooks.

        16. Meet at least annually with the senior internal auditing executive and the independent auditor in separate executive sessions.

        17. Review and reassess annually the adequacy of this Charter, and recommend any changes to the Board.

                        (JEFFERSON PILOT FINANCIAL LOGO)

JPC-01778                                                                  03/01

[JEFFERSON PILOT FINANCIAL LOGO]


                           JEFFERSON-PILOT CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 2001

PROXY

         The undersigned hereby constitute(s) and appoint(s) David A. Stonecipher, John D. Hopkins and Robert A. Reed, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to vote all shares of stock of Jefferson-Pilot Corporation the undersigned is entitled to vote at the Annual Meeting of Shareholders of Jefferson-Pilot Corporation to be held on May 7, 2001, and at any adjournment thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO CHOICE IS SPECIFIED, "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

                                                                   SEE REVERSE
                                                                       SIDE

               (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

[JEFFERSON PILOT                    2001 ANNUAL MEETING OF SHAREHOLDERS
FINANCIAL LOGO]                     MONDAY, MAY 7, 2001 AT 10:00 A.M.
                                    At Our Offices
                                    100 North Greene Street
                                    Greensboro, NC 27401
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                       INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Jefferson-Pilot Corporation shares you own in any of the following ways, if the registrations are identical:

o       Shares held of record                                  o       Shares in our Agents' Retirement Plan
o       Shares in our Dividend Reinvestment Plan               o       Shares in the Thrift Savings Plan and Trust for Omaha
o       Shares in our JP TeamShare Plan

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY

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       TELEPHONE VOTING                                       INTERNET VOTING                            VOTING BY MAIL
This method of voting is                               Visit the internet voting                  Simply mark, sign and date your
available for residents of the                         website at                                 proxy card and return it in the
U.S. and Canada. On a touch tone                       HTTP://PROXY.GEORGESON.COM.                postage-paid envelope.
telephone, call TOLL FREE                              Enter the COMPANY NUMBER and
1-800-850-5909, 24 hours a day,                        CONTROL NUMBER shown below and
7 days a week. You will be asked                       follow the instructions on your
to enter ONLY the CONTROL                              screen. You will incur only your
NUMBER shown below. Have your                          usual internet charges.
proxy card ready, then follow                          Available 24 hours a day, 7 days
the prerecorded instructions.                          a week until 5:00 p.m. Eastern
Your vote will be confirmed and                        time on Friday, May 4, 2001.
cast as you directed. Available
24 hours a day, 7 days a week
until 5:00 p.m. Eastern time on
Friday, May 4, 2001.
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         COMPANY NUMBER                                        CONTROL NUMBER


                IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET,
                       PLEASE DO NOT MAIL YOUR PROXY CARD
                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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[x]  Please mark
     votes as in
     this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

JEFFERSON-PILOT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED BELOW.

1. Election of three Class III Directors:
   Nominees:                                              FOR        WITHHOLD
          Robert G. Greer, George W. Henderson, III
          and Patrick S. Pittard                          [  ]         [  ]                  [  ]  I plan to attend the meeting.

                                                                                             [  ]  See noted comments.
---------------------------------------------
FOR all listed nominees except as noted above
                                                                                             DATE:                           ,2001
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                                                                                             SIGNATURE(S)

                                                                                             IMPORTANT: Please sign exactly as
                                                                                             your name(s) appear(s) hereon. If
                                                                                             you are acting as
                                                                                             attorney-in-fact, corporate
                                                                                             officer or in a fiduciary
                                                                                             capacity, please indicate the
                                                                                             capacity in which you are
                                                                                             signing.
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